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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                                    Form 8-K
                            CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                ---------------

         Date of Report (Date of Earliest Event Reported):  June 8, 1998


                           GulfMark Offshore, Inc.
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     Delaware
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                 (State or Other Jurisdiction of Incorporation)


          000-22853                                  76-0526032
   -------------------------                   ----------------------
  (Commission File Number)               (I.R.S. Employer Identification No.)


   5 Post Oak Park, Suite 1170, Houston, Texas                     77027
   -------------------------------------------                   ----------
   (Address of Principal Executive Offices)                       (Zip Code)


                                   (713)963-9522
          -------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                          N/A
          --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





                     (Exhibit Index Located on Page 3)


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ITEM 5.    OTHER EVENTS
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      On June 8, 1998, GulfMark Offshore, Inc. (NASDAQ: GMRK) announced that it has sold in a private offering pursuant to Rule 144A $130 million 8-3/4% Senior Notes due 2008, priced to yield 8.8% to maturity. The net proceeds will be used to repay in full all indebtedness of the Company outstanding under existing credit facilities, and the balance of the net proceeds will be used for general corporate purposes, including funding of a portion of the capital expenditures associated with vessels currently under construction.
     The Company has also entered into a $50 Million Multicurrency Revolving Loan Agreement with Christiania Bank og Kreditkasse ASA and The Chase Manhattan Bank, London Branch which, under certain conditions, may be increased to $75 million. This new five-year credit facility is in two tranches, both of which will fully amortize over eight quarters commencing in the fourth year. This new credit facility is fully available and will be used by the Company for general corporate purposes. Additional information is included in the Company's press release dated June 8, 1998, which is attached hereto as Exhibit 99.1

(b)   Exhibits.

Exhibit No.                   Description
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 99.1             Press Release dated June 8, 1998



                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GulfMark Offshore, Inc.


Date: June 23, 1998                           By: /s/ Frank R. Pierce
                                              -------------------------
                                              Executive Vice President













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                               EXHIBIT INDEX

Exhibit No.                   Description
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99.1              Press Release dated June 8, 1998













































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